UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
______________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest reported event):   June 24, 2009

NORANDA ALUMINUM HOLDING CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware	333-148977	20-8908550
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
801 Crescent Centre Drive, Suite 600, Franklin, Tennessee 37067
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:   (615) 771-5700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01     Other Events

On June 24, 2009, Noranda Aluminum Holding Corporation (“Noranda”, or the “Company”) announced a $43.875 million partial insurance settlement, pursuant to the signing of a claim settlement agreement (“the Release”) with Factory Mutual Insurance Company (“FM Global”) related to FM Global’s portion of the Company’s pot line freeze claim from the January 2009 New Madrid smelter outage.  FM Global provides 65% of the coverage for the commercial property insurance policy that governs the Company’s pot line freeze claim. Under the Release, the Company will receive proceeds totaling $43.875 million from FM Global, which includes the $9.75 million of claim advances previously received. The Company also announced the potential of similar settlements with the three other insurance carriers in the policy.

Item 9.01     Financial Statements and Exhibits

Exhibit Number	Description

99.1	Press Release, dated June 24, 2009

SIGNATURES

This report has been signed by the following person on behalf of Noranda Aluminum Holding Corporation in the capacity and on the date indicated.

June 24, 2009

NORANDA ALUMINUM HOLDING CORPORATION

By: /s/ Alan K. Brown
Alan Brown
General Counsel/Vice President-Human Resources

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, dated June 24, 2009